EXHIBIT a(1)(iv)

NOTICE OF GUARANTEED DELIVERY
TO TENDER FOR CASH AMERICAN DEPOSITARY SHARES REPRESENTING CLASS A ORDINARY SHARES
OF
WANDA SPORTS GROUP COMPANY LIMITED

PURSUANT TO THE OFFER TO PURCHASE
DATED DECEMBER 23, 2020
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 29, 2021, UNLESS THE OFFER IS EXTENDED.
Delivery of documents to the Tender Agent may be made as follows:
American Stock Transfer & Trust Company, LLC
If delivering by email transmission (for Eligible Institutions only):
reorgvoluntary@astfinancial.com
By mail & Overnight Courier:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery of this Notice of Guaranteed Delivery to an address, other than as set forth for the Tender Agent above will not constitute a valid delivery to the Tender Agent. Do NOT send any documents to the Company, Purchaser, Parent or MacKenzie Partners, Inc (the “Information Agent”). Do not send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below.  This Notice of Guaranteed Delivery should not be used for tenders of Class A Ordinary Shares.
This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on  an ADS Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer (the “Offer”) by Wanda Sports & Media (Hong Kong) Holding Co. Limited, a limited liability company incorporated under the laws of Hong Kong SAR, People’s Republic of China (“Purchaser”) and a wholly-owned subsidiary of Wanda Culture Holding Co. Ltd., a limited liability company incorporated under the laws of Hong Kong SAR, People’s Republic of China (“Parent”), to purchase (the “Offer”) all class A ordinary shares of Wanda Sports Group Company Limited, a company incorporated  in Hong Kong SAR, People’s Republic of China (the “Company”), no par value (the “Class A Ordinary Shares”) including all Class A Ordinary Shares represented by American depositary shares (the “ADSs,” with every two ADSs representing three Class A Ordinary Shares), at a purchase price of $1.70 per Class A Ordinary Share or $2.55 in cash per ADS (the “Offer Price”), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2020 (the “Offer to Purchase”), issued by the Purchaser, and in the related ADS Letter of Transmittal.
All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.
Please deliver this Notice of Guaranteed Delivery to American Stock Transfer & Trust Company, LLC (the “Tender Agent”) at one of the addresses set forth above prior to 5:00 p.m., New York City time, on January 29, 2021 (the “Initial Expiration Date”) if:
1.	ADRs evidencing ADSs are not immediately available;
2.	the procedure for book-entry tender cannot be completed prior to 5:00 p.m., New York City time, on the Initial Expiration Date, unless extended by Purchaser; or
3.	time will not permit all required documents to reach the Tender Agent before 5:00 p.m., New York City time, on the Initial Expiration Date, unless extended by Purchaser.
This Notice of Guaranteed Delivery may be delivered by mail or by overnight courier to the Tender Agent. Signatures hereto must be guaranteed  an Eligible Guarantor Institution (as defined below). Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Guarantor Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.
You may request assistance or additional copies of the Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at:
MacKenzie Partners, Inc.
1407 Broadway
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com

For ADSs
Ladies and Gentlemen:
The undersigned hereby tenders to Wanda Sports & Media (Hong Kong) Holding Co. Limited, a limited liability company incorporated under the laws of Hong Kong (“Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal accompanying the Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Participants should notify American Stock Transfer & Trust Company, LLC prior to covering through the submission of a physical security directly to American Stock Transfer & Trust Company, LLC based on a guaranteed delivery that was submitted via the ATOP platform of the Depository Trust Company (“DTC”).
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
***

BOX 1
NOTICE OF GUARANTEED DELIVERY
Please provide

The following information:

Name(s) of Record Holder(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated: ______________

☐ Check if the ADSs that will be tendered are held on the books of Deutsche Bank Trust Company Americas and provide:

Name of Tendering Institution:

Area Code and Telephone Number:

Account No.:

Transaction Code No.:

Signatures:

Dated: ______________

*
Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of Deutsche Bank Trust Company Americas, exactly as appear on the books of Deutsche Bank Trust Company Americas.

**	Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY
The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of Deutsche Bank Trust Company Americas exactly as such name(s) appear on the books of Deutsche Bank Trust Company Americas.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signatures:

Dated: ______________

BOX 3
GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal.)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (SEMP), or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing being an “Eligible Guarantor Institution”), hereby guarantees to deliver within two (2) Nasdaq (“Nasdaq”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than  two (2) Nasdaq trading days following the Initial Expiration Date) to the Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated: ______________

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO PURCHASER, THE COMPANY OR THE INFORMATION AGENT.
DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.
THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.